                                                   EXHIBIT 16.1


Securities and Exchange Commission
450 Fifth Street NW
Washington DC 20549

Gentlemen:

We have read paragraph three, on page 70, of the Form S-1, of ShopNow.com and are in agreement with the statements contained in the third, fourth, fifth, and seventh sentences. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                   /s/ Ernst & Young LLP
                                   ------------------------------
                                   ERNST & YOUNG LLP


August 27, 1999
Seattle, Washington